SEVENTH AMENDMENT TO 2005 CREDIT FACILITY

THIS SEVENTH AMENDMENT TO 2005 CREDIT FACILITY AGREEMENT (this "Amendment") is made as of December 3, 2007, by and among Calypte Biomedical Corporation, a Delaware corporation ("Issuer"), and Marr Technologies, BV, a limited liability company established in the Netherlands ("Purchaser"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Facility referred to below.

WHEREAS, Issuer and Purchaser are parties to the 2005 Credit Facility Agreement dated as of April 4, 2005, Amendment to 2005 Credit Facility dated as of November 30, 2005, Second Amendment to 2005 Credit Facility dated as of February 22, 2006, Third Amendment to 2005 Credit Facility dated as of July 6, 2006, Fourth Amendment to 2005 Credit Facility dated as of December 22, 2006, Fifth Amendment to 2005 Credit Facility dated as of February 6, 2007, and Sixth Amendment to 2005 Credit Facility dated as of March 21, 2007 (collectively, the "Credit Facility"); and

WHEREAS, the Issuer has agreed that if the Purchaser immediately exercises all of the currently outstanding warrants issued to it by the Issuer to purchase an aggregate of 8,482,292 shares of Common Stock, as more particularly described on Schedule A, attached hereto, and delivers to the Issuer the aggregate exercise price for such warrants of $610,725.01 by wire transfer of immediately available funds no later than Wednesday, December 5, 2007, then, and only then, will the Issuer agree, for a period of one (1) year from the date of this Amendment (the “Term”), to give the Purchaser the right to convert the principal amount of the Notes then outstanding together with any accrued and unpaid interest thereunder into shares of common stock of the Issuer (the “Common Stock”) at the conversion price of $0.16 per share (the “Conversion Price”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Purchaser agree as follows:

1. A new Section IV is hereby added to the Credit Facility to read in its entirety as follows:

"IV. Conversion.

a. At the Option of the Purchaser: During the Term, all or any portion of the principal amount of the Notes then outstanding issued hereunder together with any accrued and unpaid interest thereunder shall be convertible into shares of Common Stock at the Conversion Price, at the option of the Purchaser, at any time and from time to time. The Purchaser may effect conversions under this Section IV.a., by delivering to the Issuer a conversion notice, in the form attached hereto as Exhibit A (the “Conversion Notice”), together with a schedule, in the form of Schedule 1 attached hereto (the “Conversion Schedule”).

b. At the Option of the Issuer. The Issuer may deliver a written notice (an “Issuer Conversion Notice”) to the Purchaser within five days after any day (such day, the “Test Date”) on which the conditions in (i), (ii) and (iii) below shall be satisfied, stating its irrevocable election to convert at the Conversion Price of all (but not less than all) of the outstanding principal amount of this Note, provided that: (i) the VWAP (as defined below) for each of the 20 consecutive trading days prior to the Test Date is greater than the price per share derived by multiplying the Conversion Price by the number two (2), (ii) the average daily trading volume of the Common Stock during the entire period referred to in clause (i) of this Section IV.b. shall be at least 450,000 shares, and (iii) no Event of Default shall exist. Notwithstanding anything to the contrary set forth in this Note, the Purchaser shall have the right to nullify such Issuer Conversion Notice if any of the conditions set forth in this Section IV.b. shall not have been met on each date during the entire period referred to in clause (i) above. The Issuer covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Issuer Conversion Notice through 5:00 p.m. (Pacific Standard Time) on the trading day prior to the Issuer Conversion Date. For purposes of this Amendment, “VWAP” means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

c. Mechanics of Conversion. The number of shares of Common Stock issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date (or the Issuer Conversion Date), plus (if indicated in the applicable Conversion Notice or the Issuer Conversion Notice) the amount of any accrued but unpaid interest on this Note through the Conversion Date (or the Issuer Conversion Date), divided by the Conversion Price on the Conversion Date (or the Issuer Conversion Date).

The Issuer shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Purchaser and in such name or names as the Purchaser may designate a certificate for the shares issuable upon such conversion. The Purchaser, or any person so designated by the Purchaser to receive shares, shall be deemed to have become holder of record of such shares as of such Conversion Date (or the Issuer Conversion Date). The Purchaser shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the Note and issuance of a new Note representing the remaining outstanding principal amount.

d. Expiration of Conversion. At the end of the Term, this Article IV will automatically expire without the need for any additional action on the part of either the Issuer or the Purchaser or amendment of the Credit Facility.”

2. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware.

3. Miscellaneous. Neither this Amendment nor any provision hereof may be changed, waived discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Amendment shall be binding upon Issuer and its successors and assigns, and all persons claiming under or through Issuer or any such successor or assign, and shall inure to the benefit of and be enforceable by Purchaser and its successors and assigns.

4. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing with the same force and effect as if such facsimile signature page were an original thereof.

5. Effect of Amendment. Except for the amendment provided for herein, the Credit Facility shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Seventh Amendment to Credit Facility to be duly executed and delivered as of the date first above written.

CALYPTE BIOMEDICAL CORPORATION

By:	/s/ Roger I. Gale

Its:	Chief Executive Officer

Date:	December 5, 2007

MARR TECHNOLOGIES, BV

By:	/s/ C. Strik
C. Strik
Its:	Director

Date:	December 4, 2007

EXHIBIT A

CONVERSION NOTICE

(To be Executed by the Purchaser in order to convert Notes)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of Calypte Biomedical Corporation, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the Purchaser for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be Converted

Principal amount of Note remaining after Conversion

Number of shares of Common Stock to be Issued

Name of Investor

By:
Name:
Title:

Schedule 1

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Notes.

Dated:
Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion